Exhibit 10.35

    2022 REPLACEMENT PROMISSORY NOTE

$15,500,000.00 December 30, 2022
                                        West Caldwell, NJ

    FOR VALUE RECEIVED, the undersigned, SEMA4 OPCO, INC. f/k/a MOUNT SINAI GENOMICS, INC. D/B/A SEMA4, a Delaware corporation with an office and place of business located at One StarPoint a/k/a 333Ludlow Street, Stamford, CT (the “Maker”), promises to pay to the order of the STATE OF CONNECTICUT, acting by and through its DEPARTMENT OF ECONOMIC AND COMMUNITY DEVELOPMENT (“State”), at its office at 505 Hudson Street, Hartford, Connecticut 06106 or at such other place as the holder hereof (including State, hereinafter referred to as “Holder”) may designate, the sum of FIFTEEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($15,500,000.00) or such lesser amount as may be due and payable to State under the terms and conditions of that certain Assistance Agreement with an effective date of December 30, 2015 and between Icahn School of Medicine at Mount Sinai (“Original Applicant”) and State (the “Original Assistance Agreement”), as amended by a certain Assignment, Assumption, Modification and Consent Agreement with an effective date of June 1, 2017 pursuant to which, among other things, the Original Applicant assigned all of its obligations under the Original Assistance Agreement to the Maker, and as further amended by (i) a certain Second Amendment to Assistance Agreement with an effective date as of June 29, 2018 (ii) a Third Amendment to Assistance Agreement dated April 19, 2021 and as amended and restated in a certain Amended and Restated Assistance Agreement (as assigned and amended, the “Assistance Agreement”), the terms of which are incorporated by reference herein, together with interest on the unpaid balance of this 2022 Replacement Promissory Note (this “Note”) at the rate set forth in Section 2(b) hereof, which interest shall be computed and payable as set forth therein, together with all taxes levied or assessed on this Note or the debt evidenced hereby against the Holder, and together with all reasonable costs, expenses and reasonable attorneys’ and other reasonable professionals’ fees incurred in any action to collect and/or enforce this Note or to enforce, protect, preserve, defend, realize upon or foreclose any security agreement, or other agreement securing or relating to this Note, including without limitation, all reasonable costs and expenses incurred to enforce, protect, preserve, defend or sustain the lien of said security agreement, or other agreement or in any litigation or controversy arising from or connected in any manner with said security agreement, the Assistance Agreement or this Note. Maker further agrees to pay all reasonable costs, expenses and reasonable attorneys’ and other reasonable professionals’ fees incurred by Holder in connection with any “workout” or default resolution negotiations involving legal counsel or other professionals in connection with any re-negotiation or restructuring of the indebtedness evidenced by this Note. Any such costs, expenses and/or fees remaining unpaid after demand therefor, may, at the discretion of the Holder, be added to the principal amount of the indebtedness evidenced by this Note.

    All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Assistance Agreement.

    This Note has been executed and delivered subject to the following terms and conditions:

1.    Lawful Interest. Notwithstanding any provisions of this Note, it is the understanding and agreement of the Maker and Holder that the maximum rate of interest to be paid by Maker to Holder shall not exceed the highest or the maximum rate of interest permissible to be charged under the laws of the State of Connecticut. Any amounts paid in excess of such rate shall be considered to have been payments in reduction of principal.

2.    Payments of Principal and Interest.

(a)This Note amends, restates, supersedes and replaces in its entirety that certain 2018 Replacement Promissory Note of the Maker payable to the State dated as of June 29, 2018 in the original principal amount of up to $15,500,000.00 (the “Existing Note”). By acceptance of this Note, the Holder agrees and acknowledges that all accrued interest and any other amounts due and payable under the Existing Note on or before the date of this Note have been paid in full. Furthermore, by acceptance of this Note, Holder acknowledges receipt of the principal sum of $2,000,000.00 from the Maker. Taking into account the aforementioned $2,000,000.00 principal payment and the application of the Phase 1 Forgiveness Credit and the Phase 2 Forgiveness Credit (as each of such terms is defined in the Assistance Agreement), the outstanding principal balance under this Note as of the date hereof is $6,250,000.00.

(b) The outstanding principal amount of this Note shall bear interest at a rate of two percent (2%) per annum (the “Loan Interest Rate”) commencing on the date of this Note. Commencing on August 1, 2018, and continuing on the same day of each and every month thereafter through and including July 1, 2024 (the “Interest Only Period”), Maker shall make interest only payments. Commencing on August 1, 2024 and continuing on the same day of each month thereafter, and so long as no Instance of Default shall have occurred and remain uncured past any applicable cure period, principal and interest under this Note shall be payable in sixty (60) equal monthly installments in such a manner and amount as to fully amortize the outstanding balance of the Loan evidenced by this Note over the remaining term of this Note. The final payment of principal and interest, if not sooner paid, shall be due and payable on July1, 2029 (the “Maturity Date”).

(c)The entire indebtedness under this Note, including all outstanding principal (including amounts not forgiven or repaid), accrued and unpaid interest, if any, and any other obligations due hereunder or under the Assistance Agreement, shall be due and payable in full on the Maturity Date.

(d)Payments in respect of this Note shall be made payable to “The State of Connecticut, Department of Economic and Community Development”.

(e)The principal amount of this Note is subject to Forgiveness Credits and a Job Penalty in accordance with the Assistance Agreement. The monthly payment of principal and interest under this Note shall be adjusted accordingly upon the application of any said Forgiveness Credits or Job Penalty in accordance with the terms of the Assistance Agreement. By way of example, if the outstanding principal balance of this Note is $6,250,000.00 and the Maker receives the $2,000,000.00 Phase 3 Forgiveness Credit, the outstanding principal balance of this Note shall be reduced to $4,250,000.00 and the amount of monthly principal payments shall be adjusted accordingly.

1.     Late Charge. In the event Maker fails to pay any installment of principal and/or interest within fifteen (15) days of the date when said amount was due and payable, without in any way affecting the Holder’s right to accelerate this Note, a late charge equal to five percent (5.00%) of such late payment shall, at the option of Holder, be assessed against Maker and be due upon demand by the Holder.

4.    Prepayments. The Maker may prepay principal of this Note, in whole or in part, at any time without penalty or premium. Any and all prepayments shall be applied first to accrued and unpaid interest and then to unpaid principal in the inverse order of maturity, and shall not affect the obligation of Maker to pay the regular installments required hereunder until the entire indebtedness has been paid except as otherwise provided in the Assistance Agreement.

5.    Instances of Default. The Maker agrees that the occurrence of an Instance of Default under the Assistance Agreement shall constitute an “Instance of Default” hereunder. Upon the occurrence of any Instance of Default, which remains uncured past any applicable cure period, if any, the entire indebtedness with accrued interest thereon and any other sums due under this Note, shall, at the option of the Holder, become immediately due and payable without presentment or demand for payment, notice of non-payment, protest or any other notice or demand of any kind, all of which are expressly waived by the Maker. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Upon the occurrence of any Instance of Default, default interest shall be charged at the rate of fifteen per cent (15%) per annum (the “Default Rate”) and liquidated damages may be assessed in accordance with Section 4.2(C)(3) of the Assistance Agreement.

6.    No Waiver. No delay or omission by Holder in exercising any rights hereunder, nor failure by the Holder to insist upon the strict performance by Maker of any terms and provisions herein shall operate as or be deemed to be a waiver of such right, any other right hereunder, or any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note. No waiver of any right shall be effective unless in writing and signed by Holder, nor shall a waiver on one occasion be considered as a bar to, or waiver of, any such right on any future occasion.

7.    Prejudgment Remedy and Other Waivers. MAKER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES MAKER’S RIGHTS TO NOTICE AND HEARING, OR THE ESTABLISHMENT OF A BOND, WITH OR WITHOUT SURETY, UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THIS NOTE, AND ALL RIGHTS UNDER ANY STATUTE OF LIMITATIONS. THE MAKER ACKNOWLEDGES THAT MAKER MAKES THESE WAIVERS KNOWINGLY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER. THE MAKER FURTHER ACKNOWLEDGES THAT THE STATE HAS NOT AGREED WITH OR REPRESENTED TO MAKER OR ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

8.    Jury Waiver. THE MAKER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF YOUR RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. THE MAKER ACKNOWLEDGES THAT MAKER MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER. THE MAKER FURTHER ACKNOWLEDGES THAT THE STATE HAS NOT AGREED WITH OR REPRESENTED TO MAKER OR ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

9.    Miscellaneous. The provisions of this Note shall be binding upon the Maker, its successors and assigns and shall inure to the benefit of Holder, its successors and assigns. If any provision of this Note shall, to any extent, be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Note shall not be affected. This Note shall be governed by and construed in accordance with the laws of the State of Connecticut (but not its conflicts of law provisions).

10.     Security. This Note shall be secured by a first position security interest in the collateral set forth in Schedule A of the 2022 Replacement Security Agreement by and between the State and the Maker dated as of even date herewith.

11.    Replacement of Existing Promissory Note. This Note replaces the Existing Note; such Existing Note shall be of no further force and effect; and by acceptance of this Note, the State agrees that it shall immediately return the Existing Note to the Maker, marked cancelled.

[Remainder of page intentionally left blank. The next page is the signature page.]

SEMA4 OPCO, INC.

By /s/ Kevin Feeley
Name: Kevin Feeley
Title: Chief Financial Officer

[Signature Page to 2022 Replacement Promissory Note]